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                                  EXHIBIT 16.1

                                 James J. Taylor
                           Certified Public Accountant


January 12, 2004

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549  USA

Dear Sir/Madam:

RE:  NANNACO, INC. CURRENT REPORT ON FORM 8-K

I have read Item 4 of the Current Report on Form 8-K, dated January 12, 2004, of NANNACO, Inc. and am in agreement with the statements contained in paragraph one on page two therein. I have no basis to agree or disagree with the other statements of the registrant contained therein.


Yours truly,

/s/ James J. Taylor
---------------------------
James J. Taylor
Certified Public Accountant


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